As filed with the Securities and Exchange Commission on April 5, 2012.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mindspeed Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4000 MacArthur Boulevard, East Tower Newport Beach, California	92660-3095
(Address of Principal Executive Offices)	(Zip Code)

Mindspeed Technologies, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Brandi R. Steege

Vice President, General Counsel and Secretary

Mindspeed Technologies, Inc.

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Name and Address of Agent For Service)

(949) 579-3000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Robert F. Kornegay

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real, Suite 200

San Diego, California 92130-3002

(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share (including the associated Preferred Share Purchase Rights)(4)	800,000	$6.20	$4,960,000	$568.42

(1)	The number of shares of common stock, par value $0.01 per share (the “Common Stock”), of Mindspeed Technologies, Inc., a Delaware corporation (the “Registrant” or the “Company”), to be registered pursuant to this Registration Statement include, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar transactions.
(2)	Represents additional shares reserved for issuance under the Mindspeed Technologies, Inc. Employee Stock Purchase Plan, as amended and restated.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. Computation based upon the average of the high and low prices of the Registrant’s Common Stock on April 3, 2012, as reported on The NASDAQ Global Select Market.
(4)	Comprised of rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, par value $0.01 per share, and Series B Junior Participating Preferred Stock, par value $0.01 per share (collectively, the “Preferred Share Purchase Rights”), that are associated with shares of Common Stock pursuant to: (i) the Rights Agreement, dated as of June 26, 2003, as amended, by and between Mellon Investor Services LLC as Rights Agent; and (ii) the Section 382 Rights Agreement, dated as of August 9, 2009, by and between the Registrant and Mellon Investor Services LLC as Rights Agent (together with the previously referenced Rights Agreement, the “Rights Agreements”). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreements and are transferable solely with the associated Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the associated Common Stock.

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus that is part of this Registration Statement will be used in connection with the offer and sale of Common Stock of the Registrant previously registered under the Registrant’s Registration Statements on Form S-8 (Registration No. 333-165875).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-165875

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the Employee Stock Purchase Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 2, 2010 (File No. 333-165875). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above. In addition, the following documents, which have been filed with the SEC, are incorporated herein by reference and made a part of this Registration Statement:

(a)	Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2011, filed with the SEC on November 18, 2011;

(b)	All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the audited financial statements described in (a) above;

(c)	The description of the Company’s capital stock contained in its Registration Statement on Form 8-A, as amended, filed with the SEC on December 9, 2003, including any amendment or report filed for the purpose of updating such description (including an amendment thereto dated as of December 6, 2004, as filed with the SEC on January 18, 2005); and

(d)	The description of the Company’s Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A filed with the SEC on June 19, 2008, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	Specimen certificate for the Registrant’s Common Stock, par value $.01 per share, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (Registration Statement No. 333-173328), is incorporated by reference.

4.2	Rights Agreement dated as of June 26, 2003, by and between the Registrant and Mellon Investor Services LLC, as Rights Agent, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated July 1, 2003, is incorporated herein by reference.

4.3	First Amendment to Rights Agreement, dated as of December 6, 2004, by and between the Registrant and Mellon Investor Services LLC, filed as Exhibit 4.4 to the Registrant’s Current Report on Form 8-K dated December 2, 2004, is incorporated herein by reference.

4.4	Second Amendment to Rights Agreement, dated as of June 16, 2008, by and between the Registrant and Mellon Investor Services LLC, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated June 16, 2008, is incorporated herein by reference.

4.5	Section 382 Rights Agreement, dated as of August 9, 2009, between the Registrant and Mellon Investor Services LLC, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 9, 2009, is incorporated herein by reference.

4.6	Common Stock Purchase Warrant dated June 27, 2003, filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-109523), is incorporated herein by reference.

4.7	Registration Rights Agreement dated as of June 27, 2003, by and between the Registrant and Conexant Systems, Inc., filed as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-109523), is incorporated herein by reference.

4.8	Indenture, dated as of August 1, 2008, between the Registrant and Wells Fargo Bank, N.A., filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 4, 2008, is incorporated herein by reference.

4.9	Form of 6.50% Convertible Senior Notes due 2013, attached as Exhibit A to the Indenture (Exhibit 4.8 hereto), is incorporated herein by reference.

4.10	Mindspeed Technologies, Inc. Employee Stock Purchase Plan, as amended and restated, filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated February 6, 2012, is incorporated herein by reference.

5	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5 to this Registration Statement).

24	Power of Attorney (contained on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 4th day of April, 2012.

MINDSPEED TECHNOLOGIES, INC.

By:	/s/ Brandi R. Steege
Brandi R. Steege
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each director and officer of the registrant whose signature appears below hereby appoints Raouf Y. Halim and Stephen N. Ananias, and each of them individually, as his or her true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, exhibits thereto, and other documents in connection therewith, to this Registration Statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raouf Y. Halim Raouf Y. Halim	Chief Executive Officer and Director (Principal Executive Officer)	April 4, 2012

/s/ Stephen N. Ananias Stephen N. Ananias	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 4, 2012

/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board	April 4, 2012

/s/ Robert J. Conrad Robert J. Conrad	Director	April 4, 2012

/s/ Michael T. Hayashi Michael T. Hayashi	Director	April 4, 2012

/s/ Ming Louie Ming Louie	Director	April 4, 2012

Thomas A. Madden	Director

/s/ Jerre L. Stead Jerre L. Stead	Director	April 4, 2012

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5 to this Registration Statement).

24	Power of Attorney (contained on the signature page of this Registration Statement).